Exhibit 10.5
COMPENSATION ARRANGEMENT WITH EXECUTIVE OFFICER
     On October 18, 2007 the Compensation Committee of Harris Interactive Inc. approved an increase in the annual base salary for Eric W. Narowski, Principal Accounting Officer, from $155,000 to $170,000.